EX-35.2
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.


American Home Mortgage Assets, LLC.
538 Broadhollow Road
Melville, NY 11747



RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, National Association ("Wells Fargo"), hereby certifies as follows for the calendar year 2007 or applicable portion thereof (the "Reporting Period"):

(a) a review of Wells Fargo's activities as Master Servicer and/or Securities Administrator under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the Reporting Period.


March 1, 2008
/s/ Joshua Kelly
JOSHUA KELLY
Vice President


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.


Schedule A

List of Servicing Agreement(s) and Series

1 Master Servicing Agreement for American Home Mortgage Investment Trust
  2007-SD2, Mortgage Backed Notes, Series 2007-SD2, Wells Fargo Bank, N.A. as Master Servicer

2 Pooling and Servicing Agreement for American Home Mortgage Assets Trust
  Mortgage Pass-Through Certificates, Series 2007-5, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable

3 Pooling and Servicing Agreement for American Home Mortgage Assets Trust
  Mortgage Pass-Through Certificates, Series 2007-1, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable

4 Pooling and Servicing Agreement for American Home Mortgage Assets Trust
  Mortgage Pass-Through Certificates, Series 2007-2, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable

5 Pooling and Servicing Agreement for American Home Mortgage Assets Trust
  Mortgage Pass-Through Certificates, Series 2007-3, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable

6 Pooling and Servicing Agreement for American Home Mortgage Assets Trust
  Mortgage Pass-Through Certificates, Series 2007-4, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable